UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008 (April 23, 2008)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 23, 2008, at the annual meeting of BancorpSouth, Inc. (the “Company”), the Company’s shareholders approved an Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Amendment”). The Amendment was previously approved and recommended to shareholders by the Company’s Board of Directors. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     The purpose of the Amendment is to (i) provide for awards of non-qualified stock options, restricted stock and restricted stock units, (ii) eliminate the automatic grant of stock options and provide discretion to the Nominating Committee to determine the awards made under the plan, (iii) limit the number of shares of the Company’s common stock that may be issued as awards each year, and (iv) increase the number of shares of the Company’s common stock that are available for award under the plan by 400,000 shares to a total of 964,000 shares. A grant of restricted stock is an award of the Company’s common stock that is subject to forfeiture until the conditions for vesting stated in the award are satisfied, and the recipient immediately becomes a shareholder of the Company. A restricted stock unit provides the recipient the right to receive the Company’s common stock upon the achievement of conditions stated in the award. The recipient of restricted stock units is not a shareholder until such conditions are satisfied.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
Exhibit 10.1 Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Secretary

Date: April 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors